EXHIBIT 10.1
AMENDMENT NO. 1 TO
EXECUTIVE CHANGE IN CONTROL RETENTION AGREEMENT
     This AMENDMENT NO. 1 (the “Amendment”) to the Executive Change in Control Retention Agreement dated [November 19, 2003] (the “Agreement’) by and between THERMO ELECTRON CORPORATION, a Delaware corporation (the “Company”), and ___(the “Executive”) is made this 9th day of November, 2006 by and between the Company and the Executive. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
     WHEREAS, the Company and the Executive have entered into the Agreement for the purpose of describing the severance benefits that the Executive would receive in the event that Executive’s employment with the Company is terminated under certain circumstances subsequent to a Change in Control Date;
     WHEREAS, on November 9, 2006, the Company completed a merger with Fisher Scientific International Inc. (the “Merger”), pursuant to which, among other things, a Change in Control of the Company occurred and the Company changed its name to Thermo Fisher Scientific Inc.;
     WHEREAS, in connection with the Merger, the Board has amended the Company’s equity incentive plans to provide new conditions under which the vesting of equity awards granted under those plans on or after November 9, 2006 would be accelerated if another Change in Control occurred during the Term of the Agreement; and
     WHEREAS, as a condition to the grant of options and restricted stock awards by the Company to the Executive on the date hereof, the Company requires that the Executive acknowledge the terms of this Amendment;
     NOW, THEREFORE, in consideration for the mutual promises contained herein, the parties hereby agree as follows.
     1. Amendments to Agreement.
          (a) All references to “Thermo Electron Corporation” in the Agreement are hereby amended to read “Thermo Fisher Scientific Inc.”
          (b) Section 4.1 of the Agreement is hereby amended and restated in its entirety as follows:
          “4.1 Stock Acceleration. If the Change in Control Date occurs during the Term, then, effective upon the Change in Control Date, (a) each outstanding option to purchase shares of Common Stock of the Company granted prior to November 9, 2006 and held by the Executive shall become immediately exercisable in full and the shares underlying the option will no longer be subject to a right of repurchase by the Company, (b) each outstanding restricted stock award granted prior to November 9, 2006 shall be deemed to be fully vested and will no longer be subject to a right of repurchase by the Company and (c) each outstanding option and restricted stock award granted on or after November 9, 2006 shall vest in accordance with the terms of the instrument evidencing the option or the restricted stock award.
     2. Miscellaneous.
          (a) No Other Amendments. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the Agreement. All other terms and conditions of the Agreement remain in full force and effect and the Parties hereby ratify and confirm their rights and obligations under the Agreement, as amended hereby.
          (b) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to each of them.
          (c) Governing Law. This amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts.
          (e) Effectiveness of Amendment. The amendments to the Agreement contemplated by this Amendment shall become effective upon the execution of this Amendment by the Parties.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first set forth above.

THERMO FISHER SCIENTIFIC INC.

By:

EXECUTIVE: